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                                   EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-43109, 333-48039, 333-74059, and
333-90044) and Forms S-8 (File Nos. 333-06107, 033-58781, 333-72543, and
333-61438) of Progress Financial Corporation of our report dated January 21, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Harrisburg, PA
March 19, 2003